EXHIBIT 10
                                   ----------

                              AGREEMENT AND CONSENT

                  This Agreement and Consent is made as of February 25, 2002, by and among Amerigon Incorporated, a California corporation (the "Company"), and the persons listed on the signature pages hereto (collectively, the "Investors").

                                    RECITALS
                                    --------

         WHEREAS, concurrent with the delivery of this Agreement and Consent, the Company, as part of a private placement of shares and warrants with the Investors (other than Westar Capital II, LLC), has issued an aggregate of 6,053,970 shares of Common Stock and an aggregate of 3,576,990 warrants (including 550,005 warrants to the placement agent) (the "Warrants") to purchase shares of Common Stock (the "Private Placement");

         WHEREAS, as a result of the Private Placement, the Company has 10,771,230 shares of Common Stock outstanding and the Investors own 5,687,302 shares of Common Stock or more than 50% of the outstanding shares of Common Stock of the Company;

         WHEREAS, the existing Amended and Restated Articles of Incorporation of the Company authorize 20,000,000 shares of Common Stock and the Company desires to increase the number of authorized shares of Common Stock to 30,000,000;

         WHEREAS, the total number of shares of Common Stock (including the Shares and Warrant Shares issued in the Private Placement) that the Company has outstanding and reserved for issuance upon conversion/exercise of Series A Preferred, options and warrants is 23,298,583 (see table below):

---------------------------------------- -------------------------------------- --------------------------------------
               CURRENT:                                                                      AFTERWARD:
Total Number of Shares Outstanding and             Number of Shares              Total Number of Shares Outstanding
               Reserved                       Agreed Not to be Converted                    and Reserved
             for Issuance                                from                               for Issuance
  (including Private Placement Shares          Series A Preferred Stock          (including Private Placement Shares
          and Warrant Shares)                                                            and Warrant Shares)
---------------------------------------- -------------------------------------- --------------------------------------
              23,298,583                               3,398,582                             19,900,001
---------------------------------------- -------------------------------------- --------------------------------------


         WHEREAS, until such time as the Company has increased its authorized shares of Common Stock from 20,000,000 to 30,000,000, Westar Capital II LLC ("Westar") and Big Beaver Investments LLC ("BBI"), as the holders of the Series A Preferred Stock, have each agreed hereby not to convert a portion of their respective shares of Series A Preferred Stock convertible into an aggregate of 3,398,582 shares of Common Stock (by Westar with respect to 2,686,567 shares and by BBI with respect to 712,015 shares); and

                                   EXHIBIT 10

         WHEREAS, the Board of Directors of the Company has adopted resolutions to amend the existing Amended and Restated Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock from 20,000,000 to 30,000,000 (the "Amendment") and, until the effectiveness of the Amendment, withdraw the prior reservation of 3,398,582 shares of Common Stock for issuance upon conversion of the Series A Preferred Stock.

         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investors do hereby agree as follows:

SECTION 1.        WAIVER OF SHARE RESERVATION AND AGREEMENT NOT TO CONVERT.
                  --------------------------------------------------------

         Westar and BBI, as the owners of all of the outstanding shares of Series A Preferred Stock, hereby agree that: (a) Westar waives its right to convert all of its shares of Series A Preferred Stock convertible into 2,686,567 shares of Common Stock; (b) BBI waives its right to convert that portion of its shares of Series A Preferred Stock convertible into 712,015 shares of Common Stock (the waivers in (a) and (b) above are applicable to an aggregate of 3,398,582 shares of Common Stock); and (c) each of Westar and BBI waive the requirement under the Certificate of Determination of Rights, Preferences and Privileges of the Series A Preferred Stock of the Company (the "Certificate of Determination") that there be sufficient reserves of Common Stock to convert all of their respective shares of Series A Preferred Stock. The waivers set forth in subsection (a), (b) and (c) of this Section 1 shall be effective until such time as the Amendment is filed in the office of the California Secretary of State at which time such waivers shall terminate.

         The Company agrees, at the request of Westar or BBI, to promptly prepare and file with the Securities and Exchange Commission an Information Statement on Form 14C, to distribute such Information Statement to shareholders as required and 21 calendar days after the distribution of the Information Statement to shareholders to file the Amendment with the California Secretary of State. If not requested by Westar or BBI to prepare, file and circulate such Information Statement, the Company shall include in the proxy statement prepared for its 2002 Annual Meeting of Shareholders a proposal to adopt the Amendment or, if permitted as part of a proxy statement or by separate document included in the proxy statement mailing, the information (with respect to the Amendment) required by an Information Statement on Form 14C. If the Amendment is submitted to a vote, the Company shall recommend that shareholders vote for the Amendment and upon obtaining the required vote, shall file the Amendment with the California Secretary of State. If the information concerning the Amendment is included in the proxy statement in the format of an Information Statement or a separate Information Statement concerning the Amendment is included in the proxy statement mailing, then 21 calendar days after the distribution of such proxy statement and/or information statement the Company will file the Amendment with the California Secretary of State.

SECTION 2.        CONSENT AND AGREEMENT TO VOTE FOR THE AMENDMENT.
                  -----------------------------------------------

         The undersigned, effective upon the closing of the Private Placement, hereby irrevocably consent to the Amendment. The Investors hereby agree to vote

                                   EXHIBIT 10
for the Amendment if the Amendment is submitted to a vote of the Company's shareholders.

SECTION 2.        GOVERNING PROVISIONS.
                  --------------------

         2.1 This Agreement and Consent shall be governed by and construed in accordance with the laws of the State of California.

         2.2 This Agreement and Consent may be executed in one or more counterparts, each of which, when taken together, shall constitute but one of the same agreement. This Agreement may not be amended without the written consent of each of the parties hereto.

         IN WITNESS WHEREOF, the Company and the Investors have caused this Agreement and Consent to be duly executed and delivered as of the date first written above.



                                   EXHIBIT 10

AMERIGON INCORPORATED


By:  /s/  SANDRA L. GROUF
     -------------------------------
Name:  Sandra L. Grouf
Title:  Chief Financial Officer

SPECIAL SITUATIONS FUND III, L.P.
(1,866,700 shares of Common Stock after
the Private Placement)


By: /s/  AUSTIN MARXE
    ----------------------------------------
Name:  Austin Marxe
Title:  Managing Director

SPECIAL SITUATIONS CAYMAN FUND, L.P.
(566,700 shares of Common Stock after the Private
Placement )


By: /s/  AUSTIN MARXE
    ----------------------------------------
Name:  Austin Marxe
Title:  Managing Director

SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.
(933,300 shares of Common Stock after
the Private Placement)


By:  /s/  AUSTIN MARXE
     ---------------------------------------
Name:  Austin Marxe
Title:  Managing Director

SPECIAL SITUATIONS TECHNOLOGY FUND, L.P.
(300,000 shares of Common Stock after
 the Private Placement)


By:  /s/  AUSTIN MARXE
     ---------------------------------------
Name:  Austin Marxe
Title:  Managing Director

                                   EXHIBIT 10

BIG BEAVER INVESTMENTS LLC
(4,500 shares of Series A Preferred Stock and 1,720,602 shares of Common Stock after the
 Private Placement and 150,000 other shares of Common Stock )


By:  /s/  PAUL OSTER
     ---------------------------------------
Name: Paul Oster
Title: Treasurer


WESTAR CAPITAL II, LLC
(4,500 shares of Series A Preferred Stock and 150,000 shares of Common Stock)

By:      Westar Capital Associates II, LLC,
         a Delaware limited liability company
         Its Manager

         By:      /s/  JOHN W. CLARK
                  --------------------------
                  Name:  John W. Clark
                  Title:  Managing Member



                                   EXHIBIT 10